RADIO LICENSE AGREEMENT

Agreement made this __ day of January, 1998 between CD Radio Inc., a Delaware corporation currently located at 2175 K Street, N.W., Washington, DC ("CD Radio"), and Bloomberg Communications Inc., a Delaware corporation currently located at 499 Park Avenue, New York, NY ("BCI"), for the distribution by CD Radio of Bloomberg News Radio. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  DEFINITIONS.

      "Bloomberg News Radio" or "the Service" means the current standard twenty-four (24) hour Bloomberg
      News Radio programming service, currently including program segments such as World and National News;
      Financial Market Updates; Business Features;
      Lifestyles; Agricultural Reports; Top Business
      Stories; Market Minutes; Sports; Headline Minutes;
      but subject to modification at any time in BCI's sole discretion.

      "Platform" means CD Radio's digital audio radio delivery system, consisting of the appropriate digital satellite delivery technology and equipment configured to provide Subscribers with digital audio radio service via a consumer reception device.

      "Subscriber" means any person in the Territory receiving any form of service from CD Radio via the Platform.

      "Territory" means the United States, its territories and possessions.

2. LIMITED LICENSE. Subject to the terms and conditions of this Agreement, BCI hereby grants to CD Radio a non-transferable, non-exclusive license to transmit Bloomberg News Radio to Subscribers via the Platform. CD Radio acknowledges and agrees that the copyright, patent, trade secret, and all other intellectual property rights of whatever nature that are now existing or may accrue in the Service (and any promotional materials created and provided exclusively by BCI related thereto) are and shall remain the property of BCI and nothing in this Agreement shall be construed as transferring any aspects of such rights to CD Radio or any third party other than as expressly set forth in this Agreement. No other rights are granted to CD Radio and CD Radio is specifically prohibited from copying, editing, modifying, transmitting, distributing, publicly performing or publicly displaying the Service other than as expressly permitted in this Agreement. All rights not expressly granted to CD Radio in this Agreement are expressly reserved by BCI for its exclusive use.

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3.  TERM. The term of this Agreement shall commence on the date hereof and shall extend for five (5) years from the date the Platform begins offering service to the public (the "Launch Date") and shall automatically renew for successive two
(2) year terms unless either party notifies the other in writing of its intention not to renew no less than one hundred twenty (120) days before the expiration of the initial term or any renewal term (collectively, the "Term"). Notwithstanding the foregoing, BCI shall have the right to terminate this Agreement immediately in its entirety at any time without notice and without incurring any liability if (a) BCI ceases to produce or offer the Service, or
(b) BCI does not receive any necessary licenses or approvals required in connection with the performance of its obligations and duties under this Agreement. CD Radio shall have the right to terminate this Agreement immediately in its entirety at any time without notice and without incurring any liability if (x) CD Radio permanently ceases to offer service via the Platform, (y) CD Radio does not receive any necessary licenses or approvals required in connection with the performance of its obligations and duties under this Agreement, or (z) BCI, on other than a temporary basis, materially alters the format of the Service from that defined herein without the prior consent of CD Radio.

4. REMEDY. Either party may terminate this Agreement prior to the normal expiration of the Term if: (a) the other party fails to cure (or provide evidence, to the other party's satisfaction, that it is working diligently towards curing) a material breach or violation within fifteen (15) days of receipt of written notice from the other party; or (b) the representations and warranties made by the other party in this Agreement are no longer true. Such termination (in addition to the indemnifications provided hereunder) shall be CD Radio's sole and exclusive remedy for any breach on the part of BCI.

5. DISTRIBUTION. From the Launch Date of the Service until the end of the Term, CD Radio shall make the Service available to Subscribers on a full-time basis (twenty-four hours a day, seven days per week) via the Platform. The Service shall be offered via the Platform on a channel dedicated solely to Bloomberg News Radio. CD Radio shall only distribute the Service in the United States of America in accordance with all applicable local, state and federal laws at the times and in the manner specified above, without modification, material delay, or alteration other than advertising and promotional insertions as provided for under this agreement. BCI will be responsible for delivery of the Service to CD Radio's uplink facility. CD Radio shall be responsible for all other costs of making the Service available to Subscribers. BCI shall make its feed available to CD Radio for test purposes beginning September 1, 1999.

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6.  COMMERCIAL TIME.*/

7. REPORTS AND RECORDS. Promptly following the last day of each standard broadcast month in which the Service or segments thereof are scheduled for broadcast by CD Radio and in no event more than fifteen (15) days following the last day of such month, CD Radio will deliver to BCI in a form deemed acceptable to BCI, a complete and accurate report and certificate verifying that the Service was broadcast and cleared in accordance with this Agreement without any material alteration, modification, delay or interruption.

8.  PROMOTION.

    (a) Without limiting any other related obligations contained in this Agreement, from the date hereof and throughout the Term, CD Radio will promote the Service to its Subscribers and prospective subscribers in a manner consistent with its promotion of other similar services on the Platform. Any marketing and promotional matter which features BCI alone or in a group (including BCI) of not more than three (3) information channels shall require the prior written approval of BCI, which consent shall not be unreasonably withheld.

    (b) **/

    (c) Throughout the Term, BCI shall have the right to promote its availability on the Platform through any of its media outlets. CD Radio shall provide BCI with any promotional materials CD Radio has made generally available to services on the Platform for such promotional purposes. Any promotional material used by BCI to promote BCI's availability on the Platform which is not provided by CD Radio shall be subject to CD Radio's reasonable approval.

    (d) No party shall make any public announcement regarding this Agreement or any of the contents contained herein without the consent and cooperation of the other party, except and unless required by applicable law.

9. ADDITIONAL SERVICE. CD Radio and BCI agree to work together in good faith to develop a second full-time radio service for delivery over an additional

--------
*/ The following confidential material has been omitted from this Form 10-Q and has been filed separately with the Commission as provided pursuant to 17 CFR ss. 200.83(c).

**/ The following confidential material has been omitted from this Form 10-Q and has been filed separately with the Commission as provided pursuant to 17 CFR ss. 200.83(c).
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channel on the Platform. CD Radio shall keep channel capacity available on the
Platform for the purpose of carrying the second service; provided, however, that such service is ready (in a mutually agreeable form) for launch on the Platform before April 1, 1999. The new service will be specifically created for CD Radio's exclusive use and will be made available to CD Radio on terms and conditions to be mutually agreed upon between the parties.

10. REPRESENTATIONS AND WARRANTIES.

    (a) Power and Authority. Each party warrants to the other that it has the power and authority to enter into this Agreement and to perform all of its obligations hereunder.

    (b) Quality and Nature of the Transmission. CD Radio warrants that its transmissions of the Service shall be of a technical quality that is at all times equal to the quality of other information services provided on the Platform.

    (c) Noninfringement. BCI warrants that it has the right to grant the license to the Service granted in this Agreement and that CD Radio's distribution of the Service in accordance with the terms and conditions of this Agreement will not infringe the proprietary rights of any third party or any right of personality or publicity, will not be libelous or defamatory, and will not otherwise result in injury or damage to any third party.

    (d) No Conflict. Each party represents and warrants that neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder, will violate any federal, state, or local law or regulation to which it is subject.

    (e) Performance Guarantee. CD Radio represents, warrants, and covenants that it will provide the services required by this Agreement to all persons in the Territory who become Subscribers during the term of this Agreement.

11. INDEMNITY. CD Radio shall defend, indemnify, and hold BCI harmless from any loss, expense, or claim that arises from an action brought against BCI by a third party alleging facts based on CD Radio's breach of its warranties or obligations under this Agreement. BCI shall defend, indemnify, and hold CD Radio harmless from any loss, expense, or claim that arises from an action brought against CD Radio by a third party alleging facts based on BCI's breach of its warranties or obligations under this Agreement.

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12. PIRACY. CD Radio shall safeguard and protect the Service from theft, piracy, or unauthorized access in a manner consistent with the protections CD Radio uses to protect any other services carried on the Platform.

13. LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS
AGREEMENT:

    (a) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL, SPECULATIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT (INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM NEGLIGENCE), OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER.

    (b) NEITHER CD RADIO NOR BCI MAKE ANY WARRANTIES EXCEPT FOR THE WARRANTIES SPECIFIED IN THIS AGREEMENT. CD RADIO AND BCI DISCLAIM ALL OTHER EXPRESS WARRANTIES AND ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE.

14. ASSIGNMENT. The rights and obligations of CD Radio under this Agreement may only be assigned or transferred without the consent of BCI in the event CD Radio transfers its entire control and/or ownership of the Platform to a third party; provided, however, that such third party will agree to accept and abide by all of the terms and conditions of this Agreement. Notwithstanding the foregoing, CD Radio may assign this Agreement to any entity which, as of the date of this Agreement, controls, is controlled by, or is under common control with CD Radio.

15. MISCELLANEOUS. Neither party will be liable to the other under the terms of this Agreement for any delays, preemptions or other failure to perform when such delays, preemption or failures are due to any cause beyond the control of the party whose performance is so affected. Neither CD Radio nor BCI shall disclose to any third party (other than their respective employees and agents, in their capacity as such) any confidential business information concerning the other or any of the terms or conditions of this Agreement. This Agreement, and all collateral matters relating thereto, will be governed and construed under the laws of the State of New York (without regard to conflict of laws or choice of law principles in the governing jurisdiction), applicable to agreements fully made and performed therein, subject to applicable provisions of the Communications Act of 1994, as amended, and the applicable rules, regulations and orders of the FCC. In addition to the rights and remedies provided herein, the parties may seek all rights and remedies available at law and/or equity. Nothing contained herein will be deemed to create, and the parties do not intend to create, any relationship as partners or joint venturers between CD

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Radio and BCI with respect to this Agreement. The invalidity or unenforceability of any provision of this Agreement will not affect the validity of any other provision of this Agreement, and in the event that any provisions are determined to be invalid or otherwise illegal, this Agreement will remain in effect and will be construed in accordance with its terms as if the invalid or illegal provision were not contained herein. This Agreement constitutes the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements and representations between the parties. Any amendment, modification or alteration of this Agreement must be in writing and signed by the duly authorized representatives of the parties. BCI will not be liable for, and CD Radio will pay and hold harmless BCI from, any federal, state or local taxes, including any fees payable to local franchising authorities which were based upon revenues derived from operations of CD Radio. No term or condition of this Agreement will be deemed waived, and no breach will be excused, unless such waiver or excuse is in writing and signed by the party against whom such waiver or excuse is claimed. The captions and headings in this Agreement are intended only for conveniences, and will in no event be construed to define, limit or describe the scope or intent of this Agreement, or of any provision of this Agreement, nor in any way affect the interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed as original and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the facsimile transmission by each party of a signed signature page thereof to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the ___ day of January 1998.


CD RADIO INC.:                          BLOOMBERG COMMUNICATIONS INC.:
--------------------------              -------------------------------



By:_______________________              By:____________________________
   (Authorized Signature)                     (Authorized Signature)